SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) March 10, 2005

Golden Eagle International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23726	84-1116515
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

12401 South 450 East, Building D1, Salt Lake City, Utah 84020
(Address of Principal Executive Offices) (Zip Code)

(801) 619-9320
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

      See, Item 3.02 below.

Item 1.02 Termination of a Material Definitive Agreement

      None.

Item 1.03 Bankruptcy or Receivership

      None.

Section 2 — Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

      None.

Item 2.02 Results of Operations and Financial Condition

      None.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

      None

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement

      None.

Item 2.05 Costs Associated with Exit or Disposal Activities

      None.

Item 2.06 Material Impairments

      None.

Section 3 — Securities Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

      None.

Item 3.02 Unregistered Sales of Equity Securities

On March 10, 2005, Golden Eagle entered into an agreement to issue up to 3,500,000 shares of our Series A Convertible Preferred Stock to one accredited investor, Polion do Brasil, S.A. (“Polion”), a Brazilian investment group. Pursuant to the terms of the subscription agreement, Polion agreed to purchase 3,500,000 shares of Series A Convertible Preferred Stock for a price of $1.00 per share, of which not less than $350,000 per month will be invested on or before the first day of each month commencing April 1, 2005, with a grace period of fifteen (15) days thereafter. We have not yet received any investment from Polion and we have not yet issued any shares. The following sets forth the information required by Item 701 in connection with these transactions:

(a)        Polion committed to the transaction when it executed the subscription agreement and delivered it to Golden Eagle (which Golden Eagle received on March 10, 2005). Golden Eagle has not yet received the first investment and no shares have yet been issued. There is no penalty for Polion failing to make the first investment. Thereafter, if Polion fails to make any subsequent investment:

o	Polion will lose the right to make any further investment; and

o	The conversion terms for the Series A Stock will be changed to a minimum of $0.25 per share (if Polion has invested less than $1,000,000 in the aggregate); $0.20 per share (if Polion has invested more than $1,000,000 but less than $2,000,000); and $0.15 per share (if Polion has invested more than $2,000,000 but less than the full $3,500,000.

Assuming that Polion completes its investment as anticipated, the Series A Convertible Preferred Stock will be convertible into shares of common stock at 50% of the average of the closing price for those shares reported on the OTC Bulletin Board (or other principal market for Golden Eagle’s common stock) for the three trading days prior to the date the Corporation receives the Holder’s written notice of conversion, or $0.10 per share, whichever is greater.

Should Golden Eagle’s common stock trade at $0.15 or less per share for the 15 trading days prior to the date Golden Eagle receives the holder’s written notice of conversion, then, and only then, shall the holder be entitled to exercise its preferred shares for 50% of the average of the closing market price for those shares for the three trading days prior to the date of receipt of the written notice, provided however that in no event will the conversion price be less than $0.05 per share.

Finally, all outstanding shares of the Series A Convertible Preferred Stock will automatically convert into common stock when a majority of the Series A holders consent to such a conversion.

(b)        There was no placement agent or underwriter for this transaction.

(c)        The total offering price is $3,500,000.  No underwriting discounts or commissions were paid.

(d)        We relied on the exemption from registration provided by Section 4(2), Section 4(6) of the Securities Act of 1933, as well as Regulation S inasmuch as Polion is not a U.S. Person (as that term is defined in Regulation S).

We did not engage in any public advertising or general solicitation in connection with this transaction. We provided Polion with disclosure of all aspects of our business, including providing Polion with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information.  Based on our investigation, we believe that this accredited investor obtained all information regarding Golden Eagle that it requested, received answers to all questions that it posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e)        The Series A Convertible Preferred Stock is convertible into common stock as described in paragraph (a), above.  We have no registration obligation with respect to the shares of restricted common stock issued. The Series A Convertible Preferred Stock is subject to normal anti-dilution adjustments.

(f)        We have not yet received any investment proceeds. When received, Golden Eagle expects to use the proceeds to pursue several goals related to its Buen Futuro project in eastern Bolivia, including initiating dismantling its Gold Bar mill and plant located in Eureka, Nevada, as well as shipping and re-erection in Bolivia once it has completed its funding. Proceeds from this investment will also be used to pay existing creditors and cover overhead expenses during the dismantling and re-erection period.

Item 3.03 Material Modification to Rights of Security Holders

      None.

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountants

      None.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

      None.

Section 5 — Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

      None.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      None.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

      None.

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

      None.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

      None.

Section 6 — [Reserved]

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure

      None.

Section 8 — Other Events

Item 8.01 Other Events

      None.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

3.1          Certificate of Designation for the Series A Convertible Preferred Stock.

3.2          Series A Convertible Preferred Stock Subscription Agreement.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 21st day of March, 2005.

Golden Eagle International, Inc. By: /s/ Terry C. Turner —————————————— Terry C. Turner President and Chief Executive Officer